Exhibit 21

SUBSIDIARIES OF THE COMPANY

1	M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Company.

2	MHO, LLC, a Florida limited liability company. MHO, LLC is wholly-owned by MHO Holdings, LLC.

3	M/I Homes Service, LLC, an Ohio limited liability company. M/I Homes Service, LLC is wholly-owned by the Company.

4	M/I Properties, LLC, an Ohio limited liability company. M/I Properties, LLC is wholly-owned by the Company.

5	Northeast Office Venture, LLC, a Delaware limited liability company. Northeast Office Venture, LLC is wholly-owned by the Company.

6	M/I Title Agency Ltd., an Ohio limited liability company. M/I Title Agency Ltd. is wholly-owned by M/I Financial Corp.

7	M/I Homes First Indiana, LLC, an Indiana limited liability company. M/I Homes First Indiana, LLC is wholly-owned by the Company.

8	Washington Metro Residential Title Agency, LLC, a Virginia limited liability company. Washington Metro Residential Title Agency, LLC is 70% owned by M/I Financial Corp.

9	M/I Homes Second Indiana, LLC, an Indiana limited liability company. M/I Homes Second Indiana, LLC is wholly-owned by the Company.

10
M/I Homes of Indiana, L.P., an Indiana limited partnership. M/I Homes Second Indiana, LLC owns 99% of M/I Homes of Indiana, L.P.; M/I Homes First Indiana, LLC owns the remaining 1% of M/I Homes of Indiana, L.P.

11	M/I Homes of Florida, LLC, a Florida limited liability company. M/I Homes of Florida, LLC is wholly-owned by the Company.

12	M/I Homes of Tampa, LLC, a Florida limited liability company. M/I Homes of Tampa, LLC is wholly-owned by M/I Homes of Florida, LLC.

13	M/I Homes of Orlando, LLC, a Florida limited liability company. M/I Homes of Orlando, LLC is wholly-owned by M/I Homes of Florida, LLC.

14	M/I Homes of West Palm Beach, LLC, a Florida limited liability company. M/I Homes of West Palm Beach, LLC is wholly-owned by M/I Homes of Florida, LLC.

15	MHO Holdings, LLC, a Florida limited liability company. MHO Holdings, LLC is wholly-owned by M/I Homes of Florida, LLC.

16	M/I Homes of Charlotte, LLC, a Delaware limited liability company. M/I Homes of Charlotte, LLC is wholly-owned by the Company.

17	M/I Homes of Raleigh, LLC, a Delaware limited liability company. M/I Homes of Raleigh, LLC is wholly-owned by the Company.

18	M/I Homes of DC, LLC, a Delaware limited liability company. M/I Homes of DC, LLC is wholly-owned by the Company.

19	M/I Homes of Cincinnati, LLC, an Ohio limited liability company. M/I Homes of Cincinnati, LLC is wholly-owned by the Company.

20	M/I Homes of Central Ohio, LLC, an Ohio limited liability company. M/I Homes of Central Ohio, LLC is wholly-owned by the Company.

21	The Fields at Perry Hall, LLC, a Maryland limited liability company. The Fields at Perry Hall, LLC is wholly-owned by M/I Homes of DC, LLC.

22	Wilson Farm, LLC, a Maryland limited liability company. Wilson Farm, LLC is wholly-owned by M/I Homes of DC, LLC.

23	TransOhio Residential Title Agency, Ltd., an Ohio limited liability company. TransOhio Residential Title Agency, Ltd. is wholly-owned by the Company.

24	K-Tampa, LLC, a Florida limited liability company. K-Tampa, LLC is wholly-owned by M/I Homes of Tampa, LLC.

25	M/I Homes of Chicago, LLC, a Delaware limited liability company. M/I Homes of Chicago, LLC is wholly-owned by the Company.

26	M/I Homes of Houston, LLC, a Delaware limited liability company. M/I Homes of Houston, LLC is wholly-owned by the Company.

27	Prince Georges Utilities, LLC, a Maryland limited liability company. Prince Georges Utilities, LLC is wholly-owned by the Company.

28	M/I Homes of San Antonio, LLC, a Delaware limited liability company. M/I Homes of San Antonio, LLC is wholly-owned by the Company.

29	M/I Homes of Grandview Yard, LLC, an Ohio limited liability company. M/I Homes of Grandview Yard, LLC is wholly-owned by the Company.